Registration No. 333-118361

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CEDAR SHOPPING CENTERS, INC.

(Exact name of registrant as specified in its charter)

Maryland	42-1241468
(State or other jurisdiction	(I.R.S. employer
of incorporation or organization)	identification no.)

44 South Bayles Avenue
Port Washington, NY 11050
(516) 767-6492
(Address of principal executive offices)

2004 Stock Incentive Plan
(Full title of the plan)

MARTIN H. NEIDELL
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, New York 10038
(Name and address of agent for service)

(212) 806-5836
(Telephone number, including area code of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐

(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock $.06 par value	1,900,000 shares (1)(3)	$13.32	$25,308,000	$994.61

(1)        Represents 1,900,000 shares added to the Cedar Shopping Centers, Inc. 2004 Stock Incentive Plan, as amended. The additional shares were approved at the Company’s annual meeting of shareholders held June 17, 2008.

(2)        Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low trading prices for the Common Stock of Registrant as reported on the New York Stock Exchange.

(3)        There are also being registered hereunder such additional shares as may be issued pursuant to the anti-dilution provisions of the plan.

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (“Registration Statement”) incorporates by reference the contents and information set forth in the Registration Statement, Registration No. 333-118361 on Form S-8 filed with the Securities and Exchange Commission on August 19, 2004, pursuant to which the Company registered 866,665 shares of the Company’s common stock, $0.06 par value under the 1998 Stock Option Plan and 2004 Stock Incentive Plan.

On June 17, 2008, the Registrant increased the number of shares available under the 2004 Stock Incentive Plan by 1,900,000 shares. This Post-Effective Amendment increases the total number of shares under the 2004 Stock Incentive Plan registered under the Registration Statement to 2,750,000.

Item 8. Exhibits.

Exhibit Number	Description

5	Opinion of Stroock & Stroock & Lavan LLP.

23(a)	Consent of Stroock & Stroock & Lavan LLP. Included in Exhibit 5 to this Registration Statement

23(b)	Consent of Ernst & Young LLP.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on the 12th of August, 2008.

CEDAR SHOPPING CENTERS, INC.
(Registrant)

By:	/s/ Leo S. Ullman
Leo S. Ullman
Chairman of the Board and
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Leo S. Ullman	Chairman of the Board and Chief Executive	August 12, 2008
Leo S. Ullman	Officer (Principal Executive Officer)

/s/ Lawrence E. Kreider, Jr.	Principal Financial Officer	August 12, 2008
Lawrence E. Kreider, Jr.

/s/ Gaspare J. Saitta, II	Principal Accounting Officer	August 12, 2008
Gaspare J. Saitta, II

	Director	August __, 2008
James J. Burns

Director
Richard Homburg		August __, 2008

/s/ Pamela N. Hootkin	Director	August 12, 2008
Pamela N. Hootkin

/s/ Paul G. Kirk, Jr.	Director	August 12, 2008
Paul G. Kirk, Jr.

/s/ Everett B. Miller, III	Director	August 12, 2008
Everett B. Miller, III

/s/ Roger M. Widmann	Director	August 12, 2008
Roger M. Widmann

EXHIBIT INDEX

Exhibit Number	Description	Page Number

5	Opinion of Stroock & Stroock & Lavan LLP.

23(a)	Consent of Stroock & Stroock & Lavan LLP. Included in Exhibit 5 to this Registration Statement

23(b)	Consent of Ernst & Young LLP.